SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8 - K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                October 22, 1996



                                 FFW CORPORATION
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             (Exact name of Registrant as specified in its Charter)



   Delaware                         0 - 21170                      35 - 1875502
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(State or other                (Commission File No.)              (IRS Employer
 jurisdiction                                                     Identification
of incorporation)                                                     Number)



                1205 N. Cass Street, Wabash, Indiana 46992 - 1027
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               (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code: (219) 563 - 3185
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.   Other Events

         On October 22, 1996, the Registrant issued the attached press release.

Item 7.   Financial Statements and Exhibits

         (a)     Exhibits

                 1.    Press release, dated October  22, 1996.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     FFW CORPORATION

Date:  October 25, 1996                              By: /s/ Nicholas M. George
       ----------------                                  ----------------------
                                                         Nicholas M. George
                                                         President and Chief
                                                          Executive Officer

FFW CORPORATION
1205 N Cass St.
Wabash,  IN  46992

                        ANNOUNCES FIRST QUARTER EARNINGS

For Immediate Release
Wednesday, October 30, 1996

Contact:      Charles E. Redman
              FFW CORPORATION
              (219) 563-3185


Wabash, IN-- FFW Corporation (NASDAQ: FFWC) holding company for First Federal Savings Bank of Wabash, Indiana, announced operating results for the quarter ended September 30, 1996. Net income for the quarter ended September 30, 1996, was $79,400 or $ .11 per share compared to $338,400 or $ .46 per share for the quarter ended September 30, 1995.

Nicholas M. George, President of FFW Corporation, indicated that the lower quarterly earnings where due to the one-time assessment of $337,800 net of tax for the SAIF insurance fund. This assessment, which was paid by all thrifts and many banks, brought the insurance fund to a fully funded status. Mr. George stated, "that if the one time assessment had not occurred, our earnings for the quarter would have been $417,200 or $ .62 per share as compared to $338,400 or $
 .46 per share for the quarter ended September 30, 1995. This would have resulted in a 23% and 35% increases in net income and earnings per share respectively."

Mr. George said, "Now that this much anticipated assessment has occurred we will see our FDIC premiums reduced from .23% to .064% per $100 in deposits starting January 1, 1997. This reduction in premiums will save the bank as much as $87,500 net of tax per year going forward."

Net interest income, the difference between interest income and interest expense paid, increased $100,000. The increase of $19,000 in non-interest income over the same period last year, was due to an increase in fee income and other non-interest income.

FFW Corporation's total assets increased by $4.1 million from June 30, 1996 to $154.6 million at September 30, 1996. Asset growth has increased due to an increase of $2.2 million in loans and $1.5 million in cash and cash equivalents.

First Federal Savings Bank operates full-service offices in Wabash, North Manchester, and Syracuse that offer a variety of loan and deposit products. Investment services such as purchases of stocks, mutual funds and insurance products are offered through an affiliated company, FirstFed Financial Incorporated.

FFW Corporation                                                 October 22, 1996

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                                     (Unaudited)
                                                       9/30/96        6/30/96
                                                      ---------      ---------
                                                           (In Thousands)
Selected Balance Sheet Data:

Total Assets .....................................    $ 154,551      $ 150,467
Loans Receivable Net .............................      103,024        100,529
Loans Held for Sale ..............................          431            423
Mortgage-Backed Securities .......................       18,564         18,540
Securities .......................................       24,750         22,026
Deposits .........................................       99,665         92,490
Borrowings .......................................       37,800         41,800
Stockholders' Equity .............................       15,474         15,458

                                                             (Unaudited)
                                                         Three Months Ended
                                                       9/30/96         6/30/95
                                                      ---------      ---------
                                                            (In Thousands)
Selected Operating Data:

Total Interest Income ............................    $   2,926      $   2,689
Total Interest Expense ...........................        1,758          1,659
                                                      ---------      ---------
  Net Interest Income ............................    $   1,168      $   1,030
Provision for Loan Losses ........................           20              6
                                                      ---------      ---------
  Net Interest Income After
     Provision for Loan Losses ...................    $   1,148      $   1,024
Gain on Sales of Interest Earning Assets .........           11             18
Net Unrealized Losses on Loans Held for Sale .....            0              0
Other Non-Interest Income ........................          147            121
Other Non-Interest Expenses ......................       (1,258)          (659)
                                                      ---------      ---------
  Income Before Income Taxes .....................    $      48      $     504
Income Tax Expense ...............................          (31)           166
                                                      ---------      ---------
   Net Income ....................................    $      79      $     338
                                                      =========      =========

FFW Corporation                                                 October 22, 1996

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                  (Continued)

                                                             (Unaudited)
                                                         Three Months Ended
                                                       9/30/96         6/30/95
                                                      ---------      ---------
                                                            (In Thousands)
Earnings Per Common & Common Equivalent Shares:
 Primary .........................................    $     .11      $     .44
 Fully Diluted ...................................    $     .11      $     .44
Dividend Paid Per Share ..........................    $     .15      $     .12
Average Shares Outstanding .......................      674,975        777,858

Supplemental Data :
 Interest Rate Spread ............................         2.60%          2.97%
 Return on Average Assets* .......................          .21%           .97%
 Return on Average Equity* .......................         2.07%          8.56%

------------
*Annualized